                                                                                                                                                                                            Exhibit 99

FOR IMMEDIATE RELEASE	Company Contact:
Chris Gay/Treasurer
308-255-2905
Joe Arterburn/Corporate Communications
308-255-1204
Cabela’s Incorporated

Investor/Media Contact:
Integrated Corporate Relations
203-222-9013
Investor: Chad A. Jacobs
Media: Mike Fox/Megan McDonnell

Cabela’s Reaffirms 2004 External Estimates

SIDNEY, Neb., January 13, 2005 - Cabela's Incorporated (NYSE: CAB), the World’s Foremost Outfitter of hunting, fishing, and outdoor gear, announced today that it is comfortable with the range of analysts’ revenue and earnings per share estimates for the fourth fiscal quarter and full fiscal year 2004.

“We’re very pleased with the preliminary results for the fourth quarter and full year 2004,” said Cabela's President and Chief Executive Officer Dennis Highby. “While we are still in the process of closing the books, early indications are that results will be closer to the high end of analysts’ estimates for both revenue and earnings per share. Our multi-channel retail strategy, which gives us a nationwide presence, has again proven to be resilient and will continue to be the backbone of our success.”

“Recall that the Company’s fourth fiscal quarter of 2003 had 14 weeks while the fourth fiscal quarter of 2004 had only 13 weeks. Adjusting for the extra week, comparable same store sales for the fourth fiscal quarter of 2004 are expected to be slightly negative, although much improved over comparable same store sales results for the third fiscal quarter of 2004.”

“Furthermore, we are particularly pleased with the sales results in our direct business. We expect direct sales growth for the fourth quarter to be the highest growth we have seen all year, due in part to additional promotions we ran during the quarter,” said Highby.

The Company’s Chief Financial Officer will present today at the Seventh Annual ICR XChange conference at the La Costa Resort & Spa in Carlsbad, California. A live webcast of the presentation will begin at 11:05 a.m. PT and can be accessed through the "Investor Relations" page of the Company’s website at www.cabelas.com or at www.icr-online.com/conference. Those interested in listening to the presentation should log on five minutes prior to the scheduled start time. An archived replay of the presentation will be available shortly after the live presentation.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is the nation’s largest direct marketer, and a leading specialty retailer, of hunting, fishing, camping and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s has grown to become one of the most well-known outdoor recreation brands in the United States, and has long been recognized as the World’s Foremost Outfitter®. Through Cabela’s established direct business and its growing number of destination retail stores, it offers a wide and distinctive selection of high quality outdoor products at competitive prices while providing superior customer service. Cabela’s operates as an integrated multi-channel retailer, offering its customers a seamless shopping experience through its catalogs, website and destination retail stores. Cabela’s also issues the Cabela’s Club® VISA credit card through which it offers a related customer loyalty rewards program as a vehicle for strengthening its customer relationships.

CAUTIONARY STATEMENT FOR THE PURPOSE OF THE SAFE HARBOR PROVISIONS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release and the related webcast (other than historical information) contain "forward-looking statements" that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the ability to negotiate favorable lease and economic development arrangements; expansion into new markets; market saturation due to new destination retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company’s growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company’s products; supply and delivery interruptions; adverse weather conditions; fluctuations in operating results; adverse economic conditions; increased fuel prices; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; increased government regulation; inadequate protection of the Company’s intellectual property; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the "Risk Factors" section of the Company's most recently filed prospectus, which is available at the Company's website at www.cabelas.com and the SEC's website at www.sec.gov. The words "believe," "may," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "will" and similar statements are intended to identify forward-looking statements. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.